Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-186546) on Form S-3 and in Registration Statement (No. 333-131244) on Form S-8 of Ameris Bancorp and subsidiaries (the “Company”) of our report dated March 14, 2014, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ PORTER KEADLE MOORE, LLC

Atlanta, Georgia

March 14, 2014